SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549
                                  ------------
                                   FORM 8-K/A

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): February 6, 1998


                                CFI MORTGAGE INC.
             (Exact name of registrant as specified in its charter)


      Delaware                           0-22271                    52-2023491
(State or other jurisdiction          (Commission                 (IRS Employer
 of incorporation)                    File Number)                  ID Number)


      580 Village Boulevard, Suite 120
             West Palm Beach, FL                                      33409
  (Address of principal executive offices)                         (Zip Code)

       Registrant's Telephone Number, including area code: (561) 687-1595


          (Former name or former address, if changed since last report)

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                  Effective February 6, 1998, CFI Mortgage Inc. (the "Company") engaged Grant Thornton LLP ("Thornton") as its independent public accountants to audit its financial statements in place of Weinick Sanders Leventhal & Co., LLP (successor to the practice of Martin Leventhal & Company LLP) (the "Former Accountants").


                  The report of the Former Accountants on the Company's financial statements for the years ended December 31, 1991 through December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. For the years ended December 31, 1991 through February 6, 1998 there were no disagreements between the Company and the Former Accountants with respect to any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure.


                  The decision of the Company to replace the Former Accountants with Thornton as the independent public accountants was unanimously approved by the Board of Directors.

                  The Company has not consulted with Thornton regarding the application of accounting principles or practices to any specific transaction, or the type of audit opinion that might be rendered on the Company's financial statements. Since there was no disagreement between the Company and the Former Accountants on any matter of accounting principles or practices or any reportable events, the Company has not consulted with Thornton regarding any matter that was the subject of a disagreement or a reportable event.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      Exhibits


EXHIBIT NO.       DESCRIPTION OF EXHIBIT

       16 Letter from Weinick Sanders Leventhal & Co., LLP (successor to the practice of Martin Leventhal & Company
                  LLP).

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CFI MORTGAGE INC.



                                   By: /S/ CHRISTOPHER C. CASTORO
                                           Christopher C. Castoro
                                           Chief Executive Officer





Dated: February 19, 1998

                                  EXHIBIT INDEX



EXHIBIT NO.        DESCRIPTION OF EXHIBIT

       16 Letter from Weinick Sanders Leventhal & Co., LLP (successor to the practice of Martin Leventhal & Company
                   LLP).